Exhibit 10-81

First Amendment to DTE Supplemental Savings Plan Restated Effective January 1, 2005 - Page 3 of 3

FIRST AMENDMENT TO THE
DTE ENERGY COMPANY
SUPPLEMENTAL SAVINGS PLAN
(Amended and Restated Effective January 1, 2005)

Recitals

As authorized by resolutions adopted by the DTE Energy Benefit Plan Administration Committee on November 13, 2012, the DTE Energy Company Supplemental Savings Plan (Amended and Restated Effective January 1, 2005), is amended as follows:

1.    Effective January 1, 2012, Section 2.1 is amended to read as follows:

2.1    Post-2004 Account. “Post-2004 Account” means the portion of a Participant's Account attributable to credits and debits made to the Participant's Account under Sections 4.2(a), (b), and (c) after December 31, 2004, and earnings credited or losses debited to the Participant's Account under Section 4.2 attributable to these Section 4.2(a), (b), and (c) credits and debits.

2.    Effective January 1, 2012, Sections 3.1 and 3.2 are amended to read as follows:

3.1.    Eligibility to Participate.

(a)    Only the following individuals are eligible to participate in the Plan:

(1)    any Executive or

(2)    other management or highly compensated Employees as shall be approved by the Chief Executive Officer of an Employer that has adopted the Plan whose Before-Tax Contributions, Matching Contributions, or Employer Contributions under the Qualified Plan are limited because of the limitation on compensation under Section 401(a)(17) of the Code, the limitation on elective deferrals under Section 402(g) of the Code, the limitation on benefits and contributions under Section 415 of the Code, or any other provision of the Code or other law that the Committee hereafter designates.

(b)    Effective Date for Participation. Each employee of the Company and Participating Affiliated Companies who is employed at the level of Director or above (or equivalent) and who is designated as an Executive shall be eligible to participate in the Plan effective as of the later of (i) the date determined by the Vice President, Human Resources, or (ii) the date on which the employee is formally notified of his or her eligibility to participate.

(c)    Determination of Executive Status. The Vice President, Human Resources shall designate employees as Executives. The Vice President, Human Resources may revoke such designation prior to any Plan Year with respect to the Executive's ability to defer future compensation payable by the Company or Participating Affiliated Company or to receive Employer Contributions. However, no revocation can adversely affect any amounts previously electively deferred by the Executive under the Plan or otherwise credited to the Executive's Account under the Plan.

(d)    Mid-Year Participation. An employee who is designated as an Executive and wishes to defer compensation under the Plan for the Plan Year in which the employee is so designated must file a written election with the Committee within 30 days of the date the employee is formally notified of his or her eligibility to participate. Failure to file a written election before the end of this 30-day period precludes the Executive from deferring compensation under the Plan until the beginning of the next Plan Year.

3.2.    Election to Participate.

(a)    Compensation Deferral. An Executive who is eligible to defer compensation may make compensation deferrals under the Plan by filing a written election with the Committee on a form approved by the Committee. The Executive's election must authorize the Employer to defer the designated amount of the Executive's Compensation under Section 4.2(a) and evidence the Executive's acceptance of and agreement to all the provisions of the Plan.

The Executive's election must be made no later than December 31 of the year that immediately precedes the year for which it applies. However, the first election by any Executive to participate in this Plan shall be effective for any Compensation earned after the election is received by the Committee and after contributions to the Qualified Plan are limited in accordance with Section 3.1 above. An election shall be irrevocable for the current calendar year. An election shall be irrevocable for future calendar years unless a written revocation is filed with the Committee prior to the first day of the calendar year for which the revocation is desired.

(b)    Employer Contributions. An Executive is not required to file a written election in order to participate in the Plan with respect to amounts credited to the Executive's Account under Section 4.2(c). Credits will be made to the Executive's Account under Section 4.2(c) automatically.

3.    Effective January 1, 2012, Sections 4.1, 4.2, and 4.3are amended to read as follows:

4.1.    Establishment of Accounts. The Employer will establish accounts for each of its Executives who is a Participant in the Plan. Separate hypothetical bookkeeping accounts corresponding in name to the separate funds under the Qualified Plan shall be maintained for each Participant. Credits under Sections 4.2(a), (b), and (c) will also be maintained in separate accounts. The hypothetical bookkeeping accounts will be maintained as unfunded general bookkeeping accounts and all amounts represented by the accounts remain a part of the general funds of the Employer of the Participant, subject to the claims of the Employer's general creditors. Nothing in the Plan and no action taken under the Plan is deemed to create a trust or fund of any kind or to create any fiduciary relationship. The obligation to make payments under this Plan is and remains an unsecured, unfunded general obligation of the Employer of the particular Participant. Each Executive who is a Participant in the Plan will be provided a quarterly statement of the unfunded accounts maintained for the Participant.

4.2.    Credits and Debits to Participants' Accounts. As of the end of a pay period, the following credits will be made to the hypothetical bookkeeping accounts maintained for a Participant:

(a)    An amount equal to the difference between (1) and (2) below:

(1)    the amount that the Participant would have contributed to the Qualified Plan as Before-Tax Contributions for the pay period if the Before-Tax Contributions by the Participant under the Qualified Plan were not limited by any of the restrictions in Section 3.1(a) or any provision of the Qualified Plan relating to the limitations in Section 3.1(a); and
(2)    the amount the Participant actually contributed to the Qualified Plan as Before-Tax Contributions for the pay period.

(b)    An amount equal to the difference between (1) and (2) below:

(1)    the amount that the Employer of the Participant would have contributed to the Qualified Plan as Matching Contributions on behalf of the Participant for the pay period if the Participant had contributed to the Qualified Plan the amount set forth in Section 4.2(a)(1) during the pay period; and

(2)    the amount that the Employer actually contributed to the Qualified Plan as Matching Contributions on behalf of the Participant for the pay period.

(c)    An amount equal to the difference between (1) and (2) below:

(1)    the amount that the Employer of the Participant would have contributed to the Qualified Plan as Employer Contributions on behalf of the Participant for the pay period if the Employer Contributions under the Qualified Plan were not limited by any of the restrictions in Section 3.1(a) or any provision of the Qualified Plan relating to the limitations in Section 3.1(a); and

(2)    the amount the Employer actually contributed to the Qualified Plan as Employer Contributions on behalf of the Participant for the pay period.

The total credits under Sections 4.2(a), (b), and (c) will be allocated to the specific investment accounts elected by the Participant under Section 4.3. Each hypothetical bookkeeping investment account will be credited with an amount representing earnings or debited with an amount representing losses on a daily basis. Earnings or losses will be calculated using the same valuation methodology employed by the recordkeeper for each corresponding investment option under the Qualified Plan.

4.3.    Election of Investment Accounts. Subject to the sole discretion of the Committee, each Participant will, by filing an election with the Committee in a form approved by the Committee, elect the investment accounts which are to be used for recording credits under Sections 4.2(a), (b), and (c).

A Participant may direct that credits under Sections 4.2(a), (b), and (c) be made to any investment account corresponding in name to the investment options under the Qualified Plan that are available to accept contributions or allotments. However, the Committee may change available investment accounts or override a Participant's investment account election at any time.

4.    Effective January 1, 2012, Section 6.1(b) is amended by replacing the second paragraph following Subsection (b)(2)(C)(ii) with the following:

A Participant may elect to have the Participant's Post-2004 Account paid in annual payments over a period of not less than two years and not more than 15 years, or in one lump sum, by making an election within 30 days of the date the Participant is first formally notified of his or her eligibility to participate in the Plan and receive credits under either Section 4.2(a) or Section 4.2(c). If a Participant does not elect a form of payment for the Participant's Post-2004 Account within 30 days of the Participant's initial eligibility, the Participant's entire Post-2004 Account will be paid in one lump sum. Any election by a Participant after December 31, 2008 regarding the form in which the Participant's Post-2004 Account will be distributed will apply to the Participant's entire Post-2004 Account and is subject to the restrictions imposed by Section 6.2 on changes to elections of timing or form of distributions.

5.    Effective January 1, 2013, Section 4.2(b) is amended to read as follows:

(b)    An amount equal to the difference between (1) and (2) below:

(1)    the amount that the Employer of the Participant would have contributed to the Qualified Plan as Matching Contributions on behalf of the Participant for the pay period if the Participant had contributed to the Qualified Plan the amount set forth in Section 4.2(a)(1) during the pay period plus any After-Tax Contributions and Roth Contributions actually contributed to the Qualified Plan by the Participant during the pay period; and

(2)    the amount that the Employer actually contributed to the Qualified Plan as Matching Contributions on behalf of the Participant for the pay period.

This Amendment is executed on behalf of the Committee by its Chairperson, as authorized by the Committee's resolution.

Dated: November 13, 2012

__________________________________________
Larry E. Steward
Vice President, Human Resources
Committee Chairperson